EXHIBIT 10.3

EQUITY OFFICE PROPERTIES TRUST

2003 SHARE OPTION AND SHARE INCENTIVE PLAN

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13.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES	13
	13.1. General Rule	13
	13.2. Surrender of Shares	13
	13.3. Cashless Exercise	13
	13.4. Other Forms of Payment	13
14.	DIVIDEND EQUIVALENT RIGHTS	13
	14.1. Dividend Equivalent Rights	13
	14.2. Termination of Service	14
15.	PERFORMANCE AWARDS	14
	15.1. Performance Conditions	14
	15.2. Performance Awards Granted to Designated Covered Employees	14
	15.2.1. Performance Goals Generally	14
	15.2.2. Business Criteria	15
	15.2.3. Timing For Establishing Performance Goals	15
	15.2.4. Settlement of Performance Awards; Other Terms	15
	15.3. Written Determinations	15
	15.4. Status of Section 15.2 Awards Under Code Section 162(m)	15
16.	PARACHUTE LIMITATIONS	16
17.	REQUIREMENTS OF LAW	16
	17.1. General	16
	17.2. Rule 16b-3	17
18.	EFFECT OF CHANGES IN CAPITALIZATION	17
	18.1. Changes in Shares	17
	18.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Change in Control	18
	18.3. Change in Control	18
	18.4. Adjustments	19
	18.5. No Limitations on Company	19
19.	GENERAL PROVISIONS	19
	19.1. Disclaimer of Rights	19
	19.2. Nonexclusivity of the Plan	19
	19.3. Withholding Taxes	19
	19.4. Captions	20
	19.5. Other Provisions	20
	19.6. Number And Gender	20
	19.7. Severability	20
	19.8. Governing Law	20

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EQUITY OFFICE PROPERTIES TRUST

2003 SHARE OPTION AND SHARE INCENTIVE PLAN

     Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), sets forth herein the terms of its 2003 Share Option and Share Incentive Plan (the “Plan”), as follows:

1. PURPOSE

     The Plan is intended to enhance the Company’s and its Subsidiaries’ (as defined herein) ability to attract and retain highly qualified officers, trustees, employees, directors and consultants and to motivate such officers, trustees, employees, directors and consultants to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, trustees, employees, directors and consultants an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted shares, unrestricted shares, share units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Options granted under the Plan may be non-qualified share options or incentive share options, as provided herein; provided, however, that incentive share options shall be granted only to employees of the Company or any Subsidiary of the Company that is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code (as defined herein).

2. DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

     2.1 “Award” means a grant of an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit or Dividend Equivalent Right under the Plan.

     2.2 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

     2.3 “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.

     2.4 “Board” means the Board of Trustees of the Company.

     2.5 “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of the Company’s insider trading policy, the Code of Ethics for Certain Officers, the Company’s Code of Ethics, or similar policy, or of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Grantee and the Company or a Subsidiary.

     2.6 “Change in Control” means:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Company Subsidiary”), (b) the Company or any Company Subsidiary or (c) any Person in connection with a “Non-Control Transaction” (as hereinafter defined),

(ii) Approval by shareholders of the Company of: (a) a merger, consolidation or reorganization involving the Company, if: (1) the shareholders of the Company, immediately before such merger, consolidation or reorganization, fail to own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same relative proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and (2) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization do not constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation (a merger, consolidation or reorganization involving the Company which fails to satisfy the conditions described in clauses (1) and (2) shall herein be referred to as a “Non-Control Transaction”); (b) a complete liquidation or dissolution of the Company; or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least 70% of the voting shares). Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur,

(iii) The rejection by the voting Beneficial Owners of the outstanding Shares of the entire slate of trustees that the Board proposes at a single election of trustees, or

(iv) The rejection by the voting Beneficial Owners of the outstanding Shares of one-half or more of the trustees that the Board proposes over any two or more consecutive elections of trustees.

     2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.8 “Committee” means the Compensation and Option Committee of the Board, which shall be constituted as provided in Section 3.1.

     2.9 “Company” means Equity Office Properties Trust.

     2.10 “Company’s Designated Broker” means an unrelated third-party brokerage firm, approved by resolution of the Committee, designated to be the Company’s preferred provider or exclusive provider (as provided in the Committee resolution) for the purchase and sale of the Company’s Shares issued under the Plan.

     2.11 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

     2.12 “Disability” means a physical or mental condition that entitles a Grantee to benefits pursuant to the Employer-sponsored long-term disability plan in which the Participant participates.

     2.13 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

     2.14 “Effective Date” means March 27, 2003, the date the Plan is approved by the Board.

     2.15 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.16 “Executive Officer” means an executive officer of the Company within the meaning of Rule 3b-7 under the Exchange Act.

     2.17 “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, Inc. or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Share on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the first trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no closing price (or highest bid and lowest asked prices or high and low sale prices) is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Committee in good faith.

     2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

     2.19 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.

     2.20 “Grantee” means a person who receives or holds an Award under the Plan.

     2.21 “Incentive Share Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

     2.22 “Non-qualified Share Option” means an Option that is not an Incentive Share Option.

     2.23 “Option” means an option to purchase one or more Shares pursuant to the Plan.

     2.24 “Option Price” means the exercise price for each Share subject to an Option.

     2.25 “Other Agreement” shall have the meaning set forth in Section 16 hereof.

     2.26 “Performance Award” means an Award of Restricted Shares or Share Units made subject to the attainment of performance goals (as described in Section 15) over a performance period of up to ten (10) years.

     2.27 “Plan” means this Equity Office Properties Trust 2003 Share Option and Share Incentive Plan.

     2.28 “Plan Administrator” means the Compensation and Option Committee of the Board.

     2.29 “Plan Administrator’s Designated Agent” means an unrelated third party, as designated by resolution of the Committee, who shall assist the Company’s Plan Coordinator with the day-to-day operations of the Plan.

     2.30 “Plan Coordinator” means the senior human resources officer of the Company who may carry out the day-to-day operations of the Plan.

     2.31 “Purchase Price” means the purchase price, if any, for each Share pursuant to a grant of Restricted Shares.

     2.32 “Restricted Shares” means Shares awarded to a Grantee pursuant to Section 11 hereof.

     2.33 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

     2.34 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.35 “Service” means service as an officer, employee, trustee or director of the Company or any Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an officer, employee, trustee or director of the Company or any Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

     2.36 “Share(s)” means the authorized common shares of beneficial interest, par value $.01 per share, of the Company.

     2.37 “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

     2.38 “Share Units” means a bookkeeping entry representing the equivalent of Shares, awarded to a Grantee pursuant to Section 11 hereof.

     2.39 “Subsidiary” means any subsidiary of the Company within the meaning of Rule 405 under the Securities Act.

     2.40 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.4 hereof.

     2.41 “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding beneficial interest of the Company or any of its Subsidiaries. In determining ownership, the attribution rules of Section 424(d) of the Code shall be applied.

     2.42 “Unrestricted Share” means a Grant awarded pursuant to Section 12 hereof.

3. ADMINISTRATION OF THE PLAN

     3.1. Committee

     The Plan shall be administered by the Committee. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s declaration of trust and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company’s declaration of trust and bylaws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

     The Committee shall consist of independent trustees, to the extent required by the rules of the New York Stock Exchange or other national securities exchange on which the Shares are then listed. Except as the Board may otherwise determine, the Committee may (but shall not be required to) consist of two or more trustees of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

     The Committee may delegate its authority under the Plan to the Chief Executive Officer of the Company to make Awards to employees of the Company and its Subsidiaries who are not Executive Officers of the Company, provided that the Committee shall specify the aggregate number of such Awards and the terms of such Awards that the Chief Executive Officer of the Company may make pursuant to such delegated authority.

     3.2. Plan Coordinator

     The day-to-day operations of the Plan may be carried out by the Plan Coordinator, who shall be the senior human resources officer of the Company.

     3.3. Terms of Awards

     Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Awards to be made to a Grantee,

(iii)	determine the number of Shares to be subject to an Award,

(iv)	establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);

(v)	prescribe the form of each Award Agreement evidencing an Award, and

     (vi)  amend, modify, or supplement the terms of any outstanding Award; provided, however, that pursuant to Section 5.3, no such amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award; and provided further, such amendment or modification may not reduce the exercise price for such Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

     The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of any business entity to be acquired by the Company or a Subsidiary. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with the Company’s insider trading policy, the Code of Ethics for Certain Officers, the Company’s Code of Ethics, or any similar policy, or any non-competition agreement, any agreement prohibiting solicitation of employees or tenants of the Company or any Subsidiary thereof or any confidentiality obligation with respect to the Company or any Subsidiary thereof or otherwise in competition with the Company or any Subsidiary thereof, to the extent specified in such Award Agreement applicable to the Grantee. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee that result in the termination of the Grantee’s employment for Cause, as defined in the Plan or the Award Agreement. Furthermore, except to the extent otherwise provided in an agreement or contract with the Grantee, the Company may annul an Award if the Grantee is an employee of the Company or a Subsidiary thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing an appropriate Award Agreement or otherwise providing an electronic acceptance of such Award Agreement in the form and manner as provided by the Plan Coordinator or the Plan Administrator’s Designated Agent.

     3.4. Deferral Arrangement

     The Committee may permit the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

     3.5. No Liability

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4. SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 18 hereof, the number of Shares available for issuance under the Plan shall be 20,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares which cumulatively may be available for issuance pursuant to Awards other than Awards of Options shall not exceed 10,000,000 Shares. Shares to be issued under the Plan shall be authorized but unissued Shares. If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 19.3 the withholding obligation of any Grantee with respect to an Option, is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or by withholding Shares, only the number of Shares issued net of the Shares tendered or withheld shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under the Plan. Awards constituting SARs, Share Units, Dividend Equivalent Rights or Performance Awards will not reduce the number of Shares available for issuance under the Plan (except to the extent such Awards are settled in Shares.)

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

     5.1. Effective Date

     The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date by holders of the Shares. The minimum vote which will constitute approval of the Plan by the holders of Shares shall be the approval by a majority of the votes cast on the proposal to approve the Plan, provided that the total votes cast on such proposal represent over 50% in interest of all Shares entitled to vote on such proposal. Upon approval of the Plan by the holders of Shares as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the holders of the Shares had approved the Plan on the Effective Date. If the holders of Shares fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

     5.2. Term

     The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

     5.3. Amendment and Termination of the Plan

     The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Committee or required by applicable law. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

     6.1. Persons Eligible to Receive Awards

     Subject to this Section 6, Awards may be made under the Plan to any officer, trustee, employee, director or consultant of the Company or of any of its Subsidiaries.

     6.2. Successive Awards

     An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

     6.3. Limitation on Shares of Stock Subject to Awards

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

     (i)  the maximum number of Shares subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 750,000 per year; and

     (ii)  the maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option or SAR to any person eligible for an Award under Section 6 hereof is 300,000 per year.

     The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18 hereof.

     6.4. Limitations on Incentive Share Options

     An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Company or a Subsidiary that is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

     6.5. Stand-Alone, Additional, Tandem, and Substitute Awards

     Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for any other Award or any award granted under another plan of any business entity to be acquired by the Company or a Subsidiary or any other right of a Grantee to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation or fees.

7. AWARD AGREEMENT

     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Non-qualified Share Options.

8. TERMS AND CONDITIONS OF OPTIONS

     8.1. Grant of Options

     The Committee may from time to time grant Options to persons eligible to receive Awards under Section 6 hereof.

     8.2. Option Price

     The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

     8.3. Vesting

               Subject to Sections 8.4 and 18.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.3, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number. The Committee may provide, for example, in the Award Agreement for (i) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service or (ii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5.1 hereof.

               Unless otherwise adopted by resolution of the Committee, the vesting schedule for employee Option grants shall be as follows: one-third (1/3) of the Shares subject to the grant shall be exercisable on or after the first anniversary of the Grant Date; an additional one-third (1/3) of the Shares subject to the grant shall be exercisable on or after the second anniversary of the Grant Date and the remaining Shares subject to the grant shall be exercisable on or after the third anniversary of the Grant Date.

               Unless otherwise adopted by resolution of the Committee, the vesting schedule for non-employee trustee Option grants shall be as follows: one-third (1/3) of the Shares subject to the grant shall be exercisable on or after six months from the Grant Date; an additional one-third (1/3) of the Shares subject to the grant shall be exercisable on or after the first anniversary of the Grant Date and the remaining Shares subject to the grant shall be exercisable on or after the second anniversary of the Grant Date.

     8.4. Term

     Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that the Committee shall have the discretion to establish a term as long as fifteen years from the date such Option is granted; and provided, further, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five years from its Grant Date.

     8.5. Termination of Service

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Unless otherwise specified in the Grantee’s Award Agreement, an Option granted under the Plan shall be immediately exercisable in the event of termination of the Grantee’s Service (i) because of the Grantee’s Disability or death; (ii) in connection with his retirement at or after age 62; (iii) with respect to a Grantee who is a trustee, in connection with his failure to be re-elected to the Board; or (iv) following, or in anticipation of, a Change in Control. Notwithstanding the foregoing, if the Chief Legal Counsel of the Company determines that a Grantee who has vested unexercised Options, prior to his termination of Service, committed acts or omissions that would be the basis for termination for Cause, the unexercised Options expire immediately and become null and void.

8.6. Limitations on Exercise of Option

     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after the expiration of the Option term, as established under Section 8.4 hereof, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

     In addition, a Grantee’s ability to exercise an Option may be limited as follows: (i) anytime during which a Grantee may be restricted from selling Shares under the Company’s insider trading policy the Chief Legal Counsel may suspend the Grantee’s ability to exercise his Option for a reasonable period of time, or (ii) if the Grantee is suspected of committing acts or omissions that would be the basis for termination for Cause, the Chief Legal Counsel may suspend the Grantee’s ability to exercise his Option for up to 30 days while an investigation is being conducted.

     8.7. Method of Exercise

     Subject to Section 13 hereof, an Option that is exercisable may be exercised by the Grantee’s delivery of written or electronic notice to exercise to the Company’s Designated Broker on any business day, in a form as designated by the Company’s Designated Broker. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised.

     8.8. Rights of Holders of Options

     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance, regardless of the circumstances that gave rise to the occurrence of the issuance after the record date.

     8.9. Delivery of Share Certificates

     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, subject to the provisions of Section 3.4 hereof, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing his or her ownership of the Shares subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of share certificates through the use of book-entry.

9. TRANSFERABILITY OF OPTIONS

     9.1. Transferability of Options

     Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. The Grantee may designate a beneficiary to receive his Options in case of the Grantee’s death by completing the beneficiary designation form available from the Company or the Company’s Designated Broker.

     9.2. Family Transfers

     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift; (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.5 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 8.5. The Company may require, as a condition to such transfer, that the transferee agree in writing (in a form acceptable to the Company) that the transferred Options remain subject to all terms, conditions and restrictions originally applicable to the Options.

10. SHARE APPRECIATION RIGHTS

     The Committee is authorized to grant Share Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

     10.1. Right to Payment

     A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a Share on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

     10.2. Other Terms

     The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

11. RESTRICTED SHARES AND SHARE UNITS

     11.1. Grant of Restricted Shares or Share Units

     The Committee may from time to time grant Restricted Shares or Share Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Committee may determine.

     11.2. Restrictions

     At the time a grant of Restricted Shares or Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units in accordance with Section 15.1 and 15.2. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Share Units. At the end of the restricted period, Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, subject to the following conditions: (i) executive officers of the Company subject to Section 16 of the Exchange Act must obtain prior approval from the Chief Legal Counsel in order to sell Restricted Shares; (ii) the Chief Legal Counsel may suspend the ability to sell Restricted Shares anytime during which a Grantee may be restricted from selling Shares under the Company’s insider trading policy; and (iii) if a Grantee is suspected of committing acts or omissions that would be the basis for a termination for Cause, the Chief Legal Counsel may suspend the Grantee’s ability to sell Restricted Shares for up to 30 days while an investigation is being conducted.

     11.3. Issuance of Restricted Shares

     The Company shall issue Restricted Shares, in the name of each Grantee to whom Restricted Shares have been granted, by the book entry method as soon as reasonably practicable after the Grant Date.

     11.4. Rights of Holders of Restricted Shares

     Unless the Committee provides otherwise in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. Dividends paid on Restricted Shares issued to employees shall be considered compensation and shall be subject to all applicable taxes. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All non-cash distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     11.5. Rights of Holders of Share Units

          11.5.1. Voting and Dividend Rights

     Holders of Share Units shall have no rights as shareholders of the Company. However, the Committee may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid.

          11.5.2. Creditor’s Rights

     A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

     11.6. Termination of Service

     Unless otherwise specified in the Grantee’s Award Agreement, or in writing after the Award Agreement is issued, a Restricted Share Award granted under the Plan shall be fully vested in the event of the termination of the Grantee’s Service (i) because of the Grantee’s Disability or death; (ii) in connection with his retirement on or after age 62; (iii) with respect to a Grantee who is a trustee, in connection with his failure to be re-elected to the Board; or (iv) following, or in anticipation of, a Change in Control. Upon the termination of a Grantee’s Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends (or equivalent payments) with respect to such Restricted Shares (or Share Units).

     11.7. Purchase of Shares

     The Company may sell Shares to officers, trustees, employees, directors and consultants at Fair Market Value or at a price set by the Committee which may be less than Fair Market Value. In addition, while the date of the Award shall be the date of the sale and the date on which the purchase price for such Shares shall be due, the Committee may, but need not, subject the Shares to a restricted period in which case the Shares shall be subject to the restrictions set forth in the Award Agreement.

     11.8. Delivery of Shares

     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Shares or Share Units shall lapse, and, unless otherwise provided in the Award Agreement, the Shares shall be immediately issued, free of such restrictions, to the

Grantee or the Grantee’s beneficiary or estate, as the case may be, by the book entry method. Alternatively, the Committee, in its discretion, may choose to issue share certificates for such Shares.

12. UNRESTRICTED SHARES

     The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Share Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past Service or other valid consideration, or in lieu of any cash compensation due to such Grantee.

13. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

     13.1. General Rule

     Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares, if any, shall be made in cash or in cash equivalents acceptable to the Company.

     13.2. Surrender of Shares

     To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares, if any, may be made all or in part through the tender to the Company of Shares by actual delivery or by attestation, which Shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

     13.3. Cashless Exercise

     With respect to Options only (and not with respect to Restricted Shares), to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Company’s Designated Broker) of an irrevocable direction to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3. Executive Officers and trustees of the Company will not be permitted to use the cashless method of exercise described in this paragraph without the express prior consent of the Chief Legal Counsel.

     13.4. Other Forms of Payment

     To the extent the Award Agreement so provides or as otherwise agreed by the Committee, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares, if any, may be made in any other form that is consistent with applicable laws, regulations and rules.

14. DIVIDEND EQUIVALENT RIGHTS

     14.1. Dividend Equivalent Rights

     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on ordinary distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient; provided, however, that such a distribution does not include any payment intended to represent a liquidation of the interests of a shareholder (such as a cash distribution paid in connection with a cash merger). A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

     14.2. Termination of Service

     Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

15. PERFORMANCE AWARDS

     15.1. Performance Conditions

     The right of a Grantee to receive any Restricted Share or Share Unit Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce the amounts payable under any such Restricted Share or Share Unit Award subject to performance conditions, except as limited under Section 15.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m) shall be exercised by a committee meeting the requirements of Section 162(m) of the Code and not the Committee.

     15.2. Performance Awards Granted to Designated Covered Employees

     If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms as set forth below in Sections 15.2.1 - 15.2.4.

          15.2.1. Performance Goals Generally

     The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by such Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

          15.2.2. Business Criteria

     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used exclusively by the Committee in establishing performance goals (which may be absolute goals or goals relative to pre-established peers) for such Performance Awards: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per Share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to shareholders’ equity; (15) revenue; (16) funds from operations; (17) economic profits and (18) any other objective business measure identified by the Committee.

          15.2.3. Timing for Establishing Performance Goals

     Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

          15.2.4. Settlement of Performance Awards; Other Terms

     Settlement of such Performance Awards shall be in Shares. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

     15.3. Written Determinations

          All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

     15.4. Status of Section 15.2 Awards under Code Section 162(m)

          It is the intent of the Company that Performance Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16. PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except the Company’s Change in Control Agreement, as amended, by and between the Company, Grantee’s employer and certain officers of the Company or an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Shares or Share Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee below the maximum after-tax amount received in the absence of a Parachute Payment as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

17. REQUIREMENTS OF LAW

          17.1. General

     The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     17.2. Rule 16b-3

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18. EFFECT OF CHANGES IN CAPITALIZATION

     18.1. Changes in Shares

     If the number of outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or Shares of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and SARs to reflect such distribution.

     18.2. Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Change in Control

     Subject to Section 18.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option, SAR or Performance Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option, SAR or Performance Award would have been entitled immediately following such reorganization, merger, or consolidation, with, as to Options and SARs, a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

     18.3. Change in Control

          Subject to the exceptions set forth in the last sentence of this Section 18.3 and the last sentence of Section 18.4:

          (i) upon the occurrence of a Change in Control, all outstanding Restricted Shares shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares shall be deemed to have lapsed, immediately prior to the occurrence of such Change in Control, and

          (ii) either of the following two actions shall be taken:

                                   (a) fifteen days prior to the scheduled consummation of a Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

                                   (b) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, equal to the formula or fixed price per share paid to holders of Shares pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such Change in Control exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

          With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders. This Section 18.3 shall not apply to any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Options, SARs and Restricted Shares theretofore granted, or for the substitution for such Options, SARs and Restricted Shares for new share options and share appreciation rights and new restricted shares relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs and Restricted Shares theretofore granted shall continue in the manner and under the terms so provided.

     18.4. Adjustments

     Adjustments under this Section 18 related to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share and to the next whole cent with respect to exercise prices. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, and Restricted Shares, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2 and 18.3.

     18.5. No Limitations on Company

     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

19. GENERAL PROVISIONS

     19.1. Disclaimer of Rights

     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a trustee, director, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

     19.2. Nonexclusivity of the Plan

     Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     19.3. Withholding Taxes

     The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

     19.4. Captions

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

     19.5. Other Provisions

     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

     19.6. Number And Gender

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

     19.7. Severability

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     19.8. Governing Law

     The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

* * *

     To record adoption of the Plan by the Board as of March 27, 2003, and approval of the Plan by the shareholders on May 20, 2003, the Company has caused its authorized officer to execute the Plan.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ Stanley M. Stevens

Title:	Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary